POWER OF ATTORNEY

                                WITH RESPECT TO

                     NORTHBROOK VARIABLE ANNUITY ACCOUNT II
                                  (REGISTRANT)

                                      AND

                   NORTHBROOK LIFE INSURANCE ANNUITY COMPANY
                                  (DEPOSITOR)

     Know all men by these presents that the undersigned director of Northbrook Life Insurance Company constitutes and appoints Thomas J. Wilson, II, and Michael J. Velotta, and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any registration statements of Northbrook Life Insurance Company and its Northbrook Variable Annuity Account II and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

September 20, 2001

/s/ STEVEN E. SHEBIK
-------------------------
Steven E. Shebik
Director, Vice President and Principal Financial Officer